UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2011

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08089	59-1995548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.		20037-1701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Multiyear Revolving Credit Facility

On July 15, 2011, Danaher Corporation (“Danaher”) entered into a $2.5 billion unsecured, multiyear revolving credit facility (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, and a syndicate of lenders from time to time party thereto. The Credit Agreement expires on July 15, 2016. Upon the effectiveness of the Credit Agreement, Danaher terminated its existing $1.5 billion unsecured, multiyear revolving credit facility, which would otherwise have expired April 25, 2012. The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Borrowings under the Credit Agreement bear interest as follows: (1) Eurocurrency Rate Committed Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to London inter-bank offered rate plus a margin of between 75 and 125 basis points, depending on Danaher’s credit rating from time to time, plus a specified, per annum mandatory cost intended to compensate the lenders for the cost of complying with certain European regulatory requirements; (2) Base Rate Committed Loans and Swing Line Loans (each as defined in the Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s prime rate as publicly announced from time to time and (c) the Eurocurrency Rate (as defined in the Credit Agreement) plus 1%, plus in each case a margin of up to 25 basis points depending on Danaher’s credit rating from time to time; and (3) Bid Loans (as defined in the Credit Agreement) bear interest at the rate bid by the particular lender providing such loan. In addition, Danaher is required to pay a per annum facility fee of between 6.0 and 17.5 basis points (depending on Danaher’s credit rating from time to time) based on the aggregate commitments under the Credit Agreement. In the event that the credit ratings assigned to Danaher by nationally recognized debt rating agencies are downgraded as set forth in the Credit Agreement, the interest rate and facility fee under the revolving credit facility are subject to incremental upward adjustments. The Credit Agreement requires Danaher to maintain a consolidated leverage ratio (as defined in the Credit Agreement) of 0.65 to 1.00 or less. Borrowings under the Credit Agreement are prepayable at Danaher’s option in whole or in part without premium or penalty.

Danaher’s obligations under the Credit Agreement are unsecured. Danaher has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Agreement. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Danaher and certain of its subsidiaries to: incur liens; sell or otherwise dispose of all or substantially all of Danaher’s or any subsidiary borrower’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. A change of control with respect to Danaher would constitute an event of default under the Credit Agreement. Danaher intends to use the Credit Agreement as credit support for Danaher’s global commercial paper program and for working capital and other general corporate purposes.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Danaher and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Reduction of Commitments Under 364-Day Revolving Credit Facility

As previously reported, on June 17, 2011, Danaher entered into a $3.0 billion 364-day unsecured revolving credit facility (the “364-Day Facility”) with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., Barclays Capital, Citigroup Global Markets Inc., and UBS Securities LLC, as joint lead arrangers and joint book managers, and a syndicate of lenders from time to time party thereto, in connection with Danaher’s acquisition of Beckman Coulter, Inc. Effective as of June 27, 2011, the Company reduced the commitments under the 364-Day Facility from $3.0 billion to $2.2 billion, and on July 15, 2011, the Company delivered a notice to the administrative agent for the 364-Day Facility further reducing the commitments under the 364-Day Facility to $1.5 billion.

Item 1.02 Termination of a Material Definitive Agreement

On July 15, 2011, simultaneously with entering into the new Credit Agreement described above, Danaher terminated its existing credit agreement, dated as of April 25, 2006 (the “Existing Credit Agreement”), among Danaher, certain lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for such lenders (filed as Exhibit 10.1 to Danaher’s Form 8-K filed on April 26, 2006 and Exhibit 10.27 to Danaher’s Annual Report on Form 10-K for the year ended December 31, 2007). The Existing Credit Agreement provided a $1.5 billion unsecured, multiyear revolving credit facility. There were no outstanding borrowings under the Existing Credit Agreement at the time of its termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 15, 2011, among Danaher Corporation, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., as Syndication Agent, The Bank of Tokyo – Mitsubishi UFJ, LTD., JPMorgan Chase Bank, N.A., and Wells Fargo Bank, N.A., as Documentation Agents, and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2011	DANAHER CORPORATION

	By:	/s/ Daniel L. Comas
Daniel L. Comas Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 15, 2011, among Danaher Corporation, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., as Syndication Agent, The Bank of Tokyo – Mitsubishi UFJ, LTD., JPMorgan Chase Bank, N.A., and Wells Fargo Bank, N.A., as Documentation Agents, and the lenders referred to therein.